EXHIBIT 99.3

[PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION]

SPECIAL MEETING OF SHAREHOLDERS OF

CASCADE BANCORP

_________________, 2014

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

” Please detach along perforated line and mail in the envelope provided.”

¢ 00030303000000000000 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To approve the Agreement and Plan of Merger, dated as of October 23, 2013, by and between Cascade Bancorp and Home Federal Bancorp, Inc., as such agreement may be amended from time to time	☐	☐	☐

		2.	To approve the issuance of common stock, without par value, of Cascade Bancorp in the merger; and	☐	☐	☐

		3.	To approve one or more adjournments of the Cascade special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Cascade merger proposal or the Cascade stock issuance proposal.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

☐	¢

CASCADE BANCORP

Proxy for Special Meeting of Shareholders on ___, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Terry E. Zink, Gregory D. Newton and Andrew J. Gerlicher, and each of them, with full power of substitution and power to act alone, as proxies to represent and vote all the shares of Common Stock of Cascade Bancorp which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Cascade Bancorp, to be held at [ ], at [ ], Pacific time, on [ ], 2014 at ________________, and at any adjournments or postponements thereof.

When this Proxy is properly executed, the shares of Common Stock to which this Proxy relates will be voted as specified and, if no specification is made, will be voted FOR Proposals 1, 2 and 3, and this Proxy authorizes the above-designated Proxies to vote in their sole discretion on such other business as may properly come before the Special Meeting of Shareholders or any adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

¢	14475 ¢